UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2020

DERMIRA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36668	27-3267680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Middlefield Road, Suite 150 Menlo Park, California (Address of principal executive offices)	94025 (Zip Code)
(650) 421-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DERM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE
As previously disclosed, on January 10, 2020, Dermira, Inc. (“Dermira”), Eli Lilly and Company, an Indiana corporation (“Lilly”), and Bald Eagle Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Lilly (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on January 22, 2020, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of Dermira common stock, par value $0.001 per share (the “Shares”), at a purchase price of $18.75 per Share (the “Offer Price”), net to the seller in cash, without interest and less any applicable tax withholding.
The Offer expired as scheduled at one minute past 11:59 p.m., Eastern time, on February 19, 2020 (the “Expiration Date”) and was not extended. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), advised Lilly and the Purchaser that, as of the Expiration Date, a total of 40,926,025 Shares had been validly tendered and not properly withdrawn pursuant to the Offer, which tendered Shares represented approximately 74.8% of the aggregate number of then issued and outstanding Shares. Accordingly, the minimum tender condition in the Merger Agreement that the Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer, when added to the Shares then-owned by Lilly, Purchaser or any other subsidiary of Lilly, represent a majority of Shares outstanding as of immediately following the consummation of the Offer, is satisfied. Purchaser has accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.
Following consummation of the Offer, Lilly completed its acquisition of Dermira by consummating the merger of Purchaser with and into Dermira (the “Merger”), without a meeting of stockholders of Dermira in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), with Dermira surviving the Merger as a wholly-owned subsidiary of Lilly (the “Surviving Corporation”).
At the effective time of the Merger (the “Effective Time”), each Share then issued and outstanding (other than (i) Shares owned by Dermira or Dermira’s subsidiary immediately prior to the Effective Time, (ii) Shares owned by Lilly, Purchaser or any other subsidiary of Lilly at the commencement of the Offer and owned by Lilly, Purchaser or any other subsidiary of Lilly immediately prior to the Effective Time or (iii) Shares held by any stockholder who is entitled to demand and properly demands appraisal of such Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL and who, as of the Effective Time, has neither effectively withdrawn nor lost its rights to such appraisal and payment under the DGCL with respect to such Shares) was automatically converted into the right to receive cash in an amount equal to the Offer Price, without interest and less any applicable tax withholding (the “Merger Consideration”). As a result of the Merger, Dermira became a wholly-owned subsidiary of Lilly.
Pursuant to the terms of the Merger Agreement, immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder of any outstanding stock option or restricted stock unit, (i) each stock option that is outstanding, whether vested or unvested, was terminated and canceled and each holder of such stock option is entitled to receive an amount of cash determined by multiplying (A) the excess, if any, of the Merger Consideration over the exercise price per share of Shares underlying such stock option by (B) the number of Shares subject to such stock option and (ii) each restricted stock unit that is outstanding, whether vested or unvested, was terminated and canceled and each holder of such restricted stock unit is entitled to receive an amount of cash determined by multiplying (A) the Merger Consideration by (B) the number of Shares underlying such restricted stock unit.
The aggregate cash consideration paid by Lilly in the Offer and the Merger was approximately $1.1 billion, excluding related transaction fees and expenses. Lilly and Purchaser funded the consideration paid to stockholders and holders of outstanding stock options and restricted stock units in the Offer and pursuant to the Merger through Lilly’s and Dermira's cash on hand.
The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Dermira’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on

January 10, 2020 and is incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Merger Agreement.
Item 2.01    Completion of Acquisition or Disposition of Assets.
The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.
Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The consummation of the Offer and Merger constitutes a Merger Event and a Fundamental Change, each as defined in the Indenture, dated May 16, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), relating to the Company’s 3.00% Convertible Notes due 2022 (“Notes”). The effective date of the Merger Event and Fundamental Change is February 20, 2020 (the “Note Effective Date”), the date of the consummation of the Merger.
As a result of the Fundamental Change, each holder of the Notes will have the right to require the Company to repurchase its Notes, pursuant to the terms and procedures set forth in the Base Indenture, for a cash repurchase price equal to the Fundamental Change Repurchase Price (as defined in the Base Indenture). In addition, as a result of the Fundamental Change and Merger Event, holders of the Notes will have a right to convert their Notes for Reference Property (as defined in the Base Indenture) commencing on the Note Effective Date, subject to the terms of the Base Indenture as supplemented by the First Supplemental Indenture, as described below.
As a result of the Merger Event, pursuant to the Base Indenture, the Company and Trustee executed a supplemental indenture, dated February 20, 2020 (the “First Supplemental Indenture”) to, among other things, change each Note holder’s right to convert Notes for Shares on and after the Note Effective Date into a right to convert Notes for Reference Property (as defined in the Base Indenture), which consists of the Merger Consideration. Each holder of Notes who elects to convert such Notes will receive an amount equal to 28.2079 multiplied by the per share Merger Consideration per each $1,000 principal amount of Notes.
The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto and which is incorporated herein by reference. For the avoidance of doubt, the foregoing disclosure does not constitute the Fundamental Change Company Notice (as defined in the Base Indenture).
Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 10, 2020, Dermira (i) notified The Nasdaq Stock Market (“Nasdaq”) of the anticipated consummation of the Merger and (ii) requested that Nasdaq (x) suspend trading of the Shares, effective February 20, 2020 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dermira intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Dermira’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.
Item 3.03    Material Modification to Rights of Security Holders.
The disclosures under the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.
Item 5.01     Changes in Control of Registrant.
As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section

251(h) of the DGCL, on February 20, 2020, a change in control of Dermira occurred and Dermira is now a wholly-owned subsidiary of Lilly.
The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement, as of the Effective Time, Eugene A. Bauer, M.D., David E. Cohen, M.D., M.P.H., Fred Craves, Ph.D., Matthew Fust, Halley E. Gilbert, Esq., Mark McDade, Jake Nunn, William Ringo, Kathleen Sebelius and Thomas G. Wiggans each resigned from his or her respective position as a member of the Dermira Board of Directors and any committee thereof. These resignations were not a result of any disagreement between Dermira and the directors on any matter relating to Dermira’s operations, policies or practices.
Following the Merger and pursuant to the Merger Agreement, as of the Effective Time, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The directors of Purchaser immediately prior to the Effective Time were Heather Wasserman, Gordon Brooks and Philip L. Johnson. The officers of Purchaser immediately prior to the Effective Time were Heather Wasserman as President, Philip L. Johnson as Vice President and Treasurer, Bronwen Mantlo as Secretary and Katie Lodato as Vice President, Corporate Tax and Assistant Treasurer. Information regarding the new directors and executive officers has been previously disclosed in Schedule 1 of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by Lilly and Purchaser on January 22, 2020.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the terms of the Merger Agreement, as of the Effective Time, Dermira’s certificate of incorporation was amended and restated in its entirety. A copy of Dermira’s Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Pursuant to the terms of the Merger Agreement, as of the Effective Time, Dermira’s bylaws were amended and restated in their entirety. A copy of Dermira’s Amended and Restated Bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.
2.1
Agreement and Plan of Merger by and among Eli Lilly, Bald Eagle Acquisition Corporation and Dermira, Inc., dated January 10, 2020 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Dermira on January 10, 2020)*

3.1	Amended and Restated Certificate of Incorporation of Dermira, Inc.

3.2	Amended and Restated Bylaws of Dermira, Inc.

4.1	First Supplemental Indenture, dated February 20, 2020, between Dermira, Inc. and U.S. Bank National Association.
______________

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMIRA, INC.

Date: February 20, 2020	By:	/s/ Andrew L. Guggenhime
Andrew L. Guggenhime
Chief Financial Officer